UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BLUE WIRELESS & DATA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐

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BLUE WIRELESS & DATA, INC.

3001 Knox St, Suite 401

Dallas, Texas 75205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held June 27, 2005

To the Holders of Common Stock of BLUE WIRELESS & DATA, INC.:

You are cordially invited to attend a special meeting of the stockholders of Blue Wireless & Data, Inc., a Delaware corporation (the “Company”), to be held at the executive offices of the Company, located at 3001 Knox St, Suite 401, Dallas, TX  75205, on Monday, June 27, 2005 at 10:00 a.m., Dallas, Texas time (the “Special Meeting”), for the following purposes:

(1)          To increase the authorized shares of the Company’s common stock from 200 million shares to 500 million shares; and

(2)          To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 13, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.  Only stockholders of record of the Company’s common stock on the record date are entitled to vote on matters coming before the Special Meeting and any adjournment or postponement thereof.  A complete list of stockholders entitled to vote at the Special Meeting will be maintained in the Company’s offices at 3001 Knox St, Suite 401, Dallas, TX  75205, for ten days prior to the Special Meeting.

Please advise the Company’s transfer agent, Executive Registrar & Transfer Inc., 3615 South Huron St., Suite 104, Englewood, CO  80110 of any change in your address.

Your vote is important. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided, which requires no postage if mailed within the United States.

If you receive more than one proxy card because your shares are registered in different names or at different addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted.  The proxy card should be signed by all registered holders exactly as the shares are registered.  Any person giving a proxy has the power to revoke it at any time prior to the voting of the proxy and, if you are present at the Special Meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

CHRISTOPHER (KIT) P. CHAMBERS
Chief Executive Officer

Dallas, Texas

May 23, 2005

BLUE WIRELESS & DATA, INC.

3001 Knox St, Suite 401

Dallas, Texas 75205

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held June 27, 2005

The enclosed form of proxy is solicited by the Board of Directors (the “Board”) of Blue Wireless & Data, Inc. (the “Company”) in connection with a Special Meeting of Stockholders to be held on June 27, 2005 (the “Special Meeting”).

As stated in the notice to which this proxy statement is attached, matters to be acted upon at the Special Meeting include (1)  the increase in the authorized shares of the Company’s common stock from 200 million shares to 500 million shares, and (2) the transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.  Management does not intend to present any business at the Special Meeting for a vote, other than the matters in the notice, and has no information that others will do so.  If other matters requiring a vote of the stockholders are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them according to their judgment on those matters.

All holders of record of shares of the Company’s common stock, par value $.01 per share, of the Company at the close of business on May 13, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, the Company had outstanding 199,769,979 shares of common stock.  Each share of common stock is entitled to one vote.  The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Special Meeting. If a quorum is not present, stockholders entitled to vote and present either in person or represented by proxy at the Special Meeting have the power to adjourn the meeting from time to time without notice until a quorum is present or represented. In that case, the persons named in the accompanying form of proxy intend to vote the shares represented by the proxies held by them for an adjournment.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Special Meeting as originally notified.

Approval of the proposal to increase the authorized shares of common stock will require the affirmative vote of the holders of a majority of all of the votes entitled to be cast by each of the common stock holders.

The shares of common stock represented by each signed proxy will be voted in accordance with the instructions given on the proxy.  If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:

•                  FOR the increase in authorized shares of the Company’s common stock from 200 million shares to 500 million shares; and

•                  at the discretion of the persons named in the proxy on any other business that may properly come before the Special Meeting.

Any stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by (1) a written notice duly signed and delivered to the Secretary of the Company prior to the voting of the proxy, (2) executing a later-dated proxy, or (3) voting in person at the Special Meeting (although attending the Special Meeting without executing a ballot or executing a later-dated proxy will not constitute revocation of a proxy).

This proxy statement and the enclosed proxy card are being mailed on or about May 23, 2005.

PROPOSAL NUMBER 1

INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK

GENERAL

Currently the Company has 200,000,000 shares of common stock, $0.01 par value, authorized for issuance under its Articles of Incorporation, of which 199,769,979 shares are issued and outstanding. This proposal would increase the authorized shares of common stock by 300,000,000 shares bringing the total authorized to 500,000,000 shares of common stock. On March 3, 2005, the board of directors of the Company unanimously approved the proposal to increase the authorized shares of common stock by 300,000,000 shares. Your board of directors believes that the current level of common stock available is not sufficient to attract investors and complete other merger or acquisition transactions that are needed to increase the Company’s assets and revenue base, invest in equipment necessary to service our customers, remain on par with technology, and service the Company’s current debt obligations. The Company currently has no arrangements or understandings for the issuance of additional shares of common stock, although opportunities for acquisitions and equity financings could arise at any time.

The increase in the authorized number of shares of common stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

REASONS FOR THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company is currently undertaking negotiations to raise capital and increase the current wireless internet network through acquisitions. Without the increase in authorized shares of common stock, these negotiations become extremely difficult to close.

EFFECT OF NOT OBTAINING THE REQUIRED VOTE FOR APPROVAL

If the proposal to increase the authorized share of common stock is not approved, the Company will continue to have only 200,000,000 shares of common stock authorized. It is the Board of Directors’ strong belief that failure to approve this proposal would make it very difficult for the Company to continue operations without financial hardship.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE INCREASE IN AUTHORIZED SHARES OF
COMMON STOCK (PROPOSAL 1)

EXECUTIVE OFFICERS AND DIRECTORS

The following gives certain information regarding the business experience of the directors and executive officers of the Company.

Christopher (Kit) Chambers joined the Company in July 2004 as Corporate Secretary, and became Chief Executive Officer in May 2005.  He is Vice President and Secretary of Apollo Resources International, Inc. (a publicly traded company).  He served as Chief Operating Officer and Corporate Secretary for Ocean Resources, Inc. (a publicly traded company) from October 2003 to January 2005.  Prior to these activities he co-founded MAC Partners, LP, a technology merchant bank, in January 2002.  From January 1999 to December 2001 he was employed by Aurion Technologies, LLC as Vice President of Operations, then Vice President of Sales Engineering.  From March 1994 to December 1998 Mr. Chambers was Vice President of Software Development for Aurora Natural Gas, LP.  From January 1998 to February 2004 he worked as an independent consultant in the film/video industry in Dallas, TX.  Mr. Chambers received a B.A. from the University of Oklahoma in 1989.

Dennis G. McLaughlin, III joined the Company as Chief Executive Officer in June 2004.  He is Chief Executive Officer and Chairman of Apollo Resources International, Inc. (a publicly traded company, formerly Powerball International) and has served as such since October of 2004.  Prior to these positions, he served as Chief Executive Officer and Co-Chairman of Ocean Resources, Inc. (a publicly traded company) from September 2003 to January 2005.  Mr. McLaughlin founded MAC Partners, LP in January 2002.  Prior to that he founded Aurion Technologies, LLC in 1998 and served as Chief Executive Officer and was a Director through 2001.  He founded Aurora Natural Gas, LLC in 1993 and served as Chief Executive Officer through 2001.  Prior to starting his own companies, he worked as a Manager of Marketing & Transportation for Highland Energy from 1991 to 1993, and before this worked as a gas marketing representative for Clinton Natural Gas from 1990 to 1991.  Mr. McLaughlin received a Bachelor of Economics degree from the University of Oklahoma in 1992.

John W. Mills, III joined the Company in June 2004 as Chief Operating Officer.  Mr. Mills has over 24 years of experience in the telecommunications and data communication fields. From May 2002 to June 2004, Mr. Mills managed and operated Outback Telecom LLC, which was acquired by the Company in June 2004. Prior to forming Outback Telecom LLC, Mr. Mills served from November 2000 to May 2002 as the Chief Technical Officer at Velocitel, Inc., a company engaged in the telecommunications industry, where he was responsible for all aspects of engineering, R&D and IT groups. From March 2000 to November 2000 Mr. Mills also served as the Vice President and co-founder of airBand Communications, a company engaged in the wireless internet services industry, where he was responsible for the technology section, network design and deployment of a nationwide unlicensed broadband network. He successfully set up local operations for the corporate offices in Dallas, Texas, authored the technology and network sections of the business plan, and built the initial system. Mr. Mills successfully engaged Cisco as a prime vendor for airBand. Prior to airBand, Mr. Mills was regional Vice President for the Central Region of NextWave, a company engaged in the wireless telecommunications industry, from March 1996 to March 2000. Mr. Mills’ responsibilities included engineering, real estate, construction and project management and site acquisition. In addition, Mr. Mills participated in the negotiation of contracts for the build-out of NextWave’s Central Region. Mr. Mills has extensive experience in the areas of design, development, deployment and management of CMDA and GSM systems. Before NextWave, Mr. Mills was Product Manager at Motorola between 1992 and 1995. In this role, he was responsible for product definition and the introduction of CMDA products and High density analog products. Prior to Motorola, Mr. Mills was Manager of Network Projects at Pacific Telesis (PacTel) where he was responsible for developing strategic relationships with QUALCOMM and leading cellular infrastructure and handset manufacturers. Mr. Mills developed engineering guidelines for CDMA networks and contributed to the design and definition of the CMDA IS-95A specification. Mr. Mills received a B.S. degree in Business Administration and an M.B.A. in Operations Management from California Coast University. Mr. Mills is also a Marine Corps Captain, having risen from the rank of Private.

William Slay joined the Company as Director in May 2004.  Mr. Slay is a Real Estate Property Manager and investor. Mr. Slay became associated with the Company in January 2004, through his role as Vice President of Operations of Bold Communications, a company since merged into the Company.  During his tenure with Bold Communications, he focused on the reduction of operating expenses, implementation of process improvement and improvements in customer service. Previously Mr. Slay served 15 years with LSG Sky Chefs as Director of Corporate Communications until his early retirement election in 2002.

John Diebold was elected director of the Company in 2003.  Mr. Diebold currently serves as President and Secretary of Horton, Inc. since his promotion in 1997. Mr. Diebold has served 23 years with Horton, Inc., where he has been responsible for daily operations of the company since 1982. Under his leadership Horton, Inc, has experienced a 145% increase in sales with incremental profitability. Previous to being promoted to President and Secretary Mr. Diebold served as Vice President of Sales where he was instrumental in increasing sales and managing the company to profitability.

NOTE: Mr. John Diebold has decided not to stand for re-election to the Board of Directors for 2005.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board held 12 meetings during the fiscal year ended September 30, 2004.  Mr. John Diebold and Mr. William Slay attended fewer than 75% of the meetings.  Board members are expected to attend annual and special meetings of stockholders.

The Board of Directors currently acts as the audit committee.  The Company has not adopted a code of ethics for its financial officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of May 13, 2005 by (1) each director and named executive officer of the Company, (2) all officers and directors of the Company as a group, and (3) each person (including any group) who is known by the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership (1)	Percent of Class

John D. Diebold	953,626		*
William R. Slay	319,959		*
Christopher Chambers	0	0.00
Dennis G. McLaughlin, III	0	0.00
John W. Mills, III	0	0.00
All Officers and Directors as a group (6 persons)	1,273,585		*

* Indicates less than one percent (1%).

Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company does not believe that any other person beneficially owned, as of May 13, 2005, greater than 5% of the outstanding common stock.

STOCKHOLDER PROPOSALS

In order for stockholder proposals to receive consideration for inclusion in the Company’s Proxy Statement for its Annual Meeting of Stockholders to take place in 2005, such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, and must be received at the Company’s offices at 3001 Knox St, Suite 401, Dallas, TX  75205, Attention: Secretary, a reasonable time before the company begins to print and mail its proxy materials for the 2005 Annual Meeting.

Nomination of persons to stand for election to the Board of Directors at any annual or special stockholders meeting may be made by the holders of the Company’s Common Stock only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than 30 days prior to the meeting.  The Company expects to hold its 2005 Annual Meeting on or about November 15, 2005.  Assuming that it is held on schedule, the Company must receive notice of a stockholder’s intention to introduce a nomination or other item of business at that meeting by October 16, 2005.  If notice is not received by that date, or if other requirements of the SEC rules are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies if those matters are raised at the meeting.

SOLICITATION OF PROXIES

The Company will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.  The Company may elect to hire a proxy solicitor to solicit proxies for the Special Meeting. The Company estimates the fees and expenses of a proxy solicitor, if any is retained, to be approximately $5,000.

OTHER MATTERS

The Board is not aware of any matter, other than the matters described above, to be presented for action at the Special Meeting. However, if any other proper items of business should come before the Special Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

Information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

Please mark, sign, date and return the proxy card at your earliest convenience in the enclosed return envelope.  No postage is required if the proxy card is mailed in the United States.  A prompt return of your proxy card will be appreciated, as it will save the expense of further mailings.

By Order of the Board of Directors,

CHRISTOPHER (KIT) CHAMBERS
Chief Executive Officer

Dallas, Texas

May 23, 2005

PROXY

BLUE WIRELESS & DATA, INC.

3001 KNOX STREET, SUITE 401

DALLAS, TEXAS 75205

(214) 744-0353

Proxy for Special Meeting of Stockholders

to be Held on June 27, 2005

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Dennis G. McLaughlin, III, John Mills and Christopher Chambers, or each of them, with full power of substitution, as a proxy or proxies to represent the undersigned at a special meeting of stockholders to be held on June 27, 2005 or any adjournment or postponement thereof and to vote thereat, as designated below, all the shares of common stock of Blue Wireless & Data, Inc., a Delaware corporation (the “Company”), held of record by the undersigned at the close of business on May 13, 2005, with all the power that the undersigned would possess if personally present, in accordance with the instructions noted hereon, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS’ RECOMMENDATION.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Has your address changed?	Do you have any comments?

Detach here if you are returning your proxy card by mail

1.     To consider and vote on the increase of the authorized shares of common stock by 300,000,000 shares. This would bring the total authorized shares of common stock to 500,000,000.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

2.     To approve any proposal which may be submitted by the Company to adjourn the special meeting to a later date to solicit additional proxies in favor of Proposal 1 above in the event that there are not sufficient votes for approval of Proposal 1 at the special meeting.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

☒         Please mark votes as in this example.

The shares represented by this proxy will be voted as directed by the stockholder. In his or her discretion, any named proxy may vote on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

This proxy revokes all prior proxies with respect to the special meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting of Stockholders and the proxy statement relating to the special meeting is hereby acknowledged.

Mark box at right if you plan to attend the Special Meeting.                      ☐

Mark box at right if an address change or comment has been marked on the reverse side of this card.                                             ☐

Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: